Exhibit 99.1

SS Innovations’ SSi Mantra Surgical Robotic System used to perform Mitral Valve Replacement

The first Mitral Valve Replacement using the Made in India SSi Mantra Surgical Robotic System was successfully performed at the Narayana Institute of Cardiac Sciences in Bengaluru, India.

Fort Lauderdale, FL., March 12, 2024 - News Direct - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making world class robotic surgery affordable and accessible to a global population, today announced that surgeons have successfully performed the world’s first mitral valve replacement using the Made in India, SSi Mantra Surgical Robotic System. This procedure was carried out at the Narayana Hrudayalaya Institute of Cardiac Sciences in Bengaluru, India, and represents a milestone in the treatment of heart disease using the SSi Mantra Surgical Robotic System.

The mitral valve surgery was performed by Dr. Nitin Kumar Rajput from the Narayana Institute of Cardiac Sciences in Bengaluru, Karnataka, and guided by SS Innovations Founder and Chairman, Dr. Sudhir Srivastava, one of the early pioneers of robotic cardiac bypass surgery.

Considering this accomplishment, Dr. Srivastava commented, “We are very proud of our team for pushing the envelope to be able to add the field of full spectrum robotic cardiac surgery to all other surgical subspecialties. 90-95% of all cardiac surgeries are still done today using large sternum splitting incisions. Since the inception of the Company, it was always our goal to address the need of offering a highly minimally invasive solution for cardiac patients.

“During my practice in the US, I found that patients benefited immensely from surgical approaches which spared splitting of the sternum. Many patients would be discharged the following day and in full functional recovery in just a week to ten days later. The results were inspiring. This led me to develop more complex robotic bypass procedures that were adopted by other surgeons and would ultimately benefit more and more patients who underwent heart surgery.

“We are very proud that using our Made in India, SSi Mantra Surgical Robotic System, we have performed a variety of robotic heart surgeries including, Bilateral Internal Mammary Takedowns, Totally Endoscopic Coronary Artery Bypass on a beating heart, Atrial Septal Defect Repair and now a completely robotic Mitral Valve Replacement. I am very pleased that our original goal is now being met in conjunction with the highly talented surgeons at the Narayana Institute of Cardiac Sciences.”

Dr. Nitin Kumar Rajput, Consultant Cardiac Surgeon from Narayana Health, the primary surgeon on the Mitral Valve Replacement, commented following the successful completion of the procedure, “We have performed more than 60 CABGs (Heart Bypass Procedures) with the SSi Mantra Surgical Robotic System and we just did our first Robotic Mitral Valve Repair a few days back. The surgery went flawlessly, and it was wonderful operating with the Mantra System. Four ports were made for the robotic arm and a tiny 2.5 cm working port for the table side assistant. The surgery was completed quickly, the patient did well in the postoperative period and was discharged with good exercise tolerance three days post-surgery.”

Dr. Srivastava said, “SS Innovations is dedicated to improving patient access and optimizing surgical outcomes with our accessible and cost-effective surgical robotic system. We recognize the immense opportunity to address the significant unmet need for safe, timely, and affordable cardiac surgical care in India and around the world.”

“This milestone procedure is a testament to our commitment to advancing cardiac care. The successful operation opens new avenues for treating cardiac conditions, offering patients less invasive options, reduced recovery times, and better results.”

“The SSi Mantra embodies innovation and excellence and provides unmatched precision and control in robotic-assisted surgeries. Today’s success is a proud moment for everyone at SS Innovations and our partners at Narayana Hrudayalaya,” concluded Dr. Srivastava.

The mitral valve disease market size was valued at $2.5 billion in 2021, and is estimated to reach $5.7 billion by 2031, growing at a CAGR of 8.8% from 2022 to 2031.

The SSi Mantra Surgical Robotic System, the first surgical robotic system to be made in India, and one of the few cost-effective global options with a wide range of surgical applications, has received regulatory approval in India, Indonesia and Guatemala, and is clinically validated for over 50 different types of surgical procedures. To date, more than 800 surgical procedures have been conducted using the system. SS Innovations has initiated the regulatory approval process in the United States and the EU, with approvals anticipated in the latter half of 2024 or 2025.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About Narayana Institute of Cardiac Sciences

Narayana Institute of Cardiac Sciences is a JCI and NABH accredited heart hospital situated in NH Health City, Bangalore. This super-specialty flagship cardiac hospital of Narayana Health is one of the largest in the world and is equipped with 16 dedicated Cardiac Operation Theatres and 6 Digital Cath Labs of which one is a Hybrid, capable of performing both interventional cardiac procedures as well as complex heart surgeries.

Narayana Institute of Cardiac Sciences performs heart surgeries both on adults and children. This cardiac center has dedicated critical care beds for post-operative care and performs Cath Lab procedures routinely. It also has an 80-bed dedicated pediatric cardiac ICU, the largest in the world.

Narayana Institute of Cardiac Sciences specializes in complex cardiac surgeries and other cardiac procedures such as Pulmonary Endarterectomy for chronic pulmonary embolism, Aneurysm repairs, Electrophysiology, Endovascular interventions for aneurysms and radio frequency ablations, Valve repairs and ROSS procedures, Left Ventricular remodeling / Dor’s procedure, device closure for ASD and VSD and Tetralogy of Fallot. Thrombosis Research Institute in the hospital campus is a notable unit for research and has several scientists working in collaboration with TRI, London to develop a vaccine to prevent heart attacks. For more information, visit Naranaya Health’s website at https://www.narayanahealth.org.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular arm configuration, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgeon and surgical teams to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 50 different types of surgical procedures. The company expects to seek regulatory approvals from the US Food and Drug Administration (FDA) and CE Mark in Europe in 2024 and 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

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Stephanie Prince

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